FINANCIAL GUARANTY
                                                                INSURANCE POLICY

[LOGO] FINANCIAL
SECURITY
ASSURANCE SM

Trust: As described in Endorsement No. 1                     Policy No.: 50677-N
Certificates: $63,022,000 Emergent Home Equity         Date of Issuance: 3/24/98
              Loan Pass-Through Certificates,
              Series 1998-1, Class A-1, Class A-2,
              Class A-3 and Class A-4

      FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to the Trustee for the benefit of each Holder, subject only to the terms of this Policy (which includes each endorsement hereto), the full and complete payment of Guaranteed Distributions with respect to the Certificates of the Trust referred to above.

      For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees payment of the amount of any distribution of principal or interest with respect to the Certificates made during the Term of this Policy to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable law.

      Payment of any amount required to be paid under this Policy will be made following receipt by Financial Security of notice a described in Endorsement No. 1 hereto.

      Financial Security shall be subrogated to the rights of each Holder to receive distributions with respect to each Certificate held by such Holder to the extent of any payment by Financial Security Holder.

      Except to the extent expressly modified by Endorsement No. 1 hereto, the following terms shall have the meanings specified for all purposes of this Policy. "Holder" means the registered owner of any Certificate as indicated on the registration books maintained by or on behalf of the Trustee for such purpose or, if the Certificate is in bearer form, the holder of the Certificate. "Trustee", "Guaranteed Distributions" and "Term of this Policy" shall have the meanings set forth in Endorsement No. 1 hereto.

      This Policy sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever. This Policy may not be canceled or revoked during the Term of this Policy. An acceleration payment shall not be due under this Policy unless such acceleration is at the sole option of Financial Security. THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

      In witness whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Policy to be executed on its behalf by its Authorized Officer.

                                       FINANCIAL SECURITY ASSURANCE INC.

                                       By   /s/Russell B. Brewer
                                       -----------------------------------------
                                             AUTHORIZED OFFICER

A subsidiary of Financial Security Assurance Holdings Ltd.
350 Park Avenue, New York, N.Y. 10022-6022                        (212) 826-0100

Form 101NY (5/89)

                              ENDORSEMENT NO. 1 TO

                       FINANCIAL GUARANTY INSURANCE POLICY

FINANCIAL SECURITY ASSURANCE INC.

TRUST: Established pursuant to the Pooling and Servicing Agreement, dated as of March 1, 1998, among Emergent Mortgage Corp. as servicer, Prudential Securities Secured Financing Corporation as depositor, Wilmington Trust Company as trustee and First Union National Bank as trust administrator.

POLICY NO.:    50677-N

SECURITIES:    Emergent  Home  Equity  Loan  Pass-Through  Certificates,  Series
               1998-1,   Class  A-1,   Class  A-2,   Class  A-3  and  Class  A-4
               Certificates (collectively, the "Class A Certificates") having an aggregate original Certificate Principal Balance of $63,022,000.

DATE OF ISSUANCE: March 24, 1998

      1. Definitions. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Pooling and Servicing Agreement unless the context shall otherwise require.

      "Business Day" means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in New York are authorized or obligated by law or executive order to be closed.

      "Guaranteed Distributions" means, with respect to the Class A Certificates and any Distribution Date, the sum of (i) the Interest Distribution Amount for the Class A Certificates on such Distribution Date, (ii) any Remaining
Overcollateralization Deficit and (iii) without duplication of the amount specified in clause (ii), on the final Distribution Date for any Class of Class A Certificates, the outstanding Certificate Principal Balance of such Class A Certificates, if any, in each case in accordance with the original terms of the Securities without regard to any amendment or modification of the Securities or the Pooling and Servicing Agreement except amendments or modifications to which Financial Security has given its prior written consent. Guaranteed Distributions shall not include, nor shall coverage be provided under this Policy in respect of shortfalls, if any, attributable to the application of the Relief Act, Prepayment Interest Shortfalls or any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Guaranteed Distribution to a Holder.

      "Policy" means this Financial Guaranty Insurance Policy and includes each endorsement thereto.

      "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of March 1, 1998, among Emergent Mortgage Corp. as servicer, Prudential Securities Secured Financing Corporation as depositor, Wilmington Trust Company as trustee and First Union National Bank as trust administrator, as amended from time to time as required by the Pooling and Servicing Agreement in accordance with the terms of the Pooling and Servicing Agreement and with the consent of Financial Security.

      "Receipt" and "Received" mean actual delivery to Financial Security and to the Fiscal Agent (as defined below), if any, at or prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given hereunder by the Trust Administrator, on behalf of the Trustee, is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its Fiscal Agent shall promptly so advise the Trust Administrator and the Trust Administrator, on behalf of the Trustee, may submit an amended notice.

      "Term of This Policy" means the period from and including the Date of Issuance to and including the date on which (i) the aggregate Certificate Principal Balance of the Securities is zero, (ii) any period during which any payment on the Securities could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and
(ii), a final and non-appealable order in resolution of each such proceeding has been entered.

      "Trust Administrator" means First Union National Bank, in its capacity as Trust Administrator under the Pooling and Servicing Agreement and any successor in such capacity.

      "Trustee" means Wilmington Trust Company, in its capacity as Trustee under the Pooling and Servicing Agreement and any successor in such capacity.

      2. Notices and Conditions to Payment in Respect of Guaranteed Distributions. Following Receipt by Financial Security of a notice and certificate from the Trust Administrator, on behalf of the Trustee, in the form attached as Exhibit A to this Endorsement, Financial Security will pay any amount payable hereunder in respect of Guaranteed Distributions out of the funds of Financial Security on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following such Receipt; and (b) 12:00 noon, New York City time, on the Distribution Date to which such claim relates. Payments due hereunder in respect of Guaranteed Distributions will be disbursed by wire transfer of immediately available funds to the Policy Payments Account established pursuant to the Pooling and Servicing Agreement or, if no such

Policy Payments Account has been established, to the Trust Administrator, on behalf of the Trustee.

      Financial Security shall be entitled to pay any amount hereunder in respect of Guaranteed Distributions, including any acceleration payment, whether or not any notice and certificate shall have been Received by Financial Security as provided above. Financial Security shall be entitled to pay hereunder any amount in respect of Guaranteed Distributions on an accelerated basis at any time or from time to time, in whole or in part, prior to the scheduled date of payment thereof. Guaranteed Distributions insured hereunder shall not include interest in respect of principal paid hereunder on an accelerated basis accruing from after the date of such payment of principal. Financial Security's obligations hereunder in respect of Guaranteed Distributions shall be discharged to the extent funds are disbursed by Financial Security as provided herein whether or not such funds are properly applied by the Trustee or the Trust Administrator, on behalf of the Trustee, except as provided in paragraph 3 below.

      3. Notices and Conditions to Payment in Respect of Guaranteed Distributions Avoided as Preference Payments. If any Guaranteed Distribution is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, Financial Security will pay such amount out of the funds of Financial Security on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the Trust Administrator, on behalf of the Trustee, of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the relevant Holder is required to return principal or interest distributed with respect to the Securities during the Term of this Policy because such distributions were avoidable as preference payments under applicable bankruptcy law (the "Order"), (B) a certificate of the relevant Holder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the relevant Holder, in such form as is reasonably required by Financial Security and provided to the relevant Holder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the relevant Holder relating to or arising under the Securities against the debtor which made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by Financial Security from the Trust Administrator, on behalf of the Trustee, of the items referred to in clauses
(A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the Trust Administrator, on behalf of the Trustee, that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee, the Trust Administrator or any Holder directly (unless a Holder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trust Administrator, on behalf of the Trustee, for distribution to such Holder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided pursuant to Section 9.04(d) of the Pooling and Servicing Agreement.

      4. Governing Law. This Policy shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      5. Fiscal Agent. At any time during the Term of This Policy, Financial Security may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Trustee at the notice address specified in the Pooling and Servicing Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Trustee or the Trust Administrator, on behalf of the Trustee, (i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to Financial Security and shall not be deemed Received until Received by both and (ii) all payments required to be made by Financial Security under this Policy may be made directly by Financial Security or by the Fiscal Agent on behalf of Financial Security. The Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to any Holder for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

      6. Waiver of Defenses. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Holder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Financial Security to avoid payment of its obligations under this Policy in accordance with the express provisions of this Policy.

      7. Notices. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to Financial Security as follows:

                Financial Security Assurance Inc.
                350 Park Avenue
                New York, NY  10022

                Attention:    Senior Vice President -- Surveillance Department
                         Re:  Emergent Home Equity Loan Trust 1998-1

                Telecopy No.: (212) 339-3518
                Confirmation: (212) 826-0100

Financial Security may specify a different address or addresses by writing mailed or delivered to the Trustee.

      8. Priorities. In the event any term or provision of the face of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

      9. Exclusions From Insurance Guaranty Funds. This Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. This Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event Financial Security were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.

      10. Surrender of Policy. The Trustee or the Trust Administrator, on behalf
of  the  Trustee,   shall  surrender  this  Policy  to  Financial  Security  for cancellation upon expiration of the Term of this Policy.

      IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. 1 to be executed by its Authorized Officer.

                                          FINANCIAL SECURITY ASSURANCE INC.

                                          By:_________________________________
                                                  Authorized Officer

                                    Exhibit A
                                To Endorsement 1

                         NOTICE OF CLAIM AND CERTIFICATE

Financial Security Assurance Inc.
350 Park Avenue
New York, NY 10022

      The undersigned, a duly authorized officer of First Union National Bank (the "Trust Administrator"), hereby certifies to Financial Security Assurance Inc. ("FSA"), with reference to Financial Guaranty Insurance Policy No. 50677-N, dated March 24, 1998 (the "Policy") issued by FSA in respect of Emergent Home Equity Loan Pass-Through Certificates, Series 1998-1, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "Class A Certificates") that:

            (i) The Trust Administrator is the Trust Administrator under the Pooling and Servicing Agreement for the Holders and is duly authorized to act on behalf of the Trustee and the Holders.

            (ii) The sum of all amounts on deposit (or scheduled to be on deposit) in the Distribution Account and available for distribution to the Holders of the Class A Certificates (the "Securities") pursuant to the Pooling and Servicing Agreement will be $______________ (the "Shortfall") less than the Guaranteed Distributions with respect to the Distribution Date occurring on ______________.

            (iii) The Trust Administrator, on behalf of the Trustee, is making a claim under the Policy for the Shortfall to be applied to distributions of principal or interest or both with respect to the Securities.

            (iv) The Trust Administrator, on behalf of the Trustee, agrees that, following receipt of funds from FSA, it shall (a) hold such amounts in trust and apply the same directly to the payment of Guaranteed Distributions on the Securities when due; (b) not apply such funds for any other purpose; (c) not commingle such funds with other funds held by the Trustee or the Trust Administrator, on behalf of the Trustee, and (d) maintain an accurate record of such payments with respect to each Security and the corresponding claim on the Policy and proceeds thereof and, if the Security is required to be surrendered for such payment, shall stamp on each such Security the legend "$[insert applicable amount] paid by FSA and the balance hereof has been cancelled and reissued" and then shall deliver such Security to FSA.

            (v) The Trust Administrator, on behalf of the Trustee and the Holders, hereby assigns to FSA the rights of the Holders with respect to the Trust Fund to the extent of any payments under the Policy, including, without limitation, any amounts due to the Holders in respect of securities law violations arising from the offer and sale of the Trust Fund. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to FSA in respect of such payments. The Trust Administrator, on behalf of the Trustee, shall take such action and deliver such instruments as may be reasonably requested or required by FSA to effectuate the purpose or provisions of this clause
      (v).

            (vi) The Trust Administrator, on its behalf and on behalf of the Trustee and the Holders, hereby appoints FSA as agent and attorney-in-fact for the Trust Administrator, the Trustee and each such Holder in any legal proceeding with respect to the Trust Fund. The Trust Administrator, on behalf of the Trustee, hereby agrees that FSA may at any time during the continuation of any proceeding by or against any debtor under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an "Insolvency Proceeding") direct all matters relating to such Insolvency Proceeding, including without limitation, (A) all matters relating to any claim in connection with an Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment with respect to the Trust Fund (a "Preference Claim"), (B) the direction of any appeal of any order relating to any Preference Claim at the expense of FSA but subject to reimbursement as provided in the Insurance Agreement and (C) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, the Trust Administrator, on behalf of the Trustee, hereby agrees that FSA shall be subrogated to, and the Trust Administrator, on its behalf and on behalf of the Trustee and each Holder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Trust Administrator, the Trustee and each Holder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

            (vii) Payment should be made by wire transfer directed to the [SPECIFY POLICY PAYMENTS ACCOUNT].

      Unless the context otherwise requires, capitalized terms used in this Notice of Claim and Certificate and not defined herein shall have the meanings provided in the Policy.

      IN WITNESS  WHEREOF,  the Trust  Administrator  has executed and delivered
this   Notice   of   Claim   and   Certificate   as  of  the   _______   day  of
_____________________, _____.


                                                FIRST UNION NATIONAL BANK,
                                                as Trust Administrator

                                                By:____________________________
                                                Title:_________________________

--------------------------------------------------------------------------------

For FSA or Fiscal Agent Use Only

Wire transfer sent _____________ by _____________________________________

Confirmation Number ___________________________________________